SWITCH, INC. 2017 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE
Switch, Inc., a Nevada corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the 2017 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	Rob Roy
Grant Date:	December 27, 2017
Number of RSUs:	50,638
Vesting Commencement Date:	October 11, 2017
Vesting Schedule:
The RSUs will: (i) be vested as to 40% of the RSUs on the Grant Date and (ii) will continue to vest as to 2.5% of the RSUs on each of the first eight quarterly anniversaries of the Vesting Commencement Date and as to 5% of the RSUs on each quarterly anniversary thereafter, subject to Participant’s continued service with the Company or an Affiliate.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

SWITCH, INC.		PARTICIPANT
By:	/s/ Gabe Nacht	/s/ Rob Roy
Name:	Gabe Nacht	Rob Roy
Title:	Chief Financial Officer
SWITCH, LTD.
By:	/s/ Gabe Nacht
Name:	Gabe Nacht
Title:	Chief Financial Officer

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Restricted Stock Unit Agreement (this “Agreement”) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
1.1    Award of RSUs and Dividend Equivalents.
(a)    The Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.
(b)    The Company hereby grants to Participant, with respect to each RSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable RSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid. Any Dividend Equivalents granted in connection with the RSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.
1.2    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3    Unsecured Promise. The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
1.4    Defined Terms.
(a)    “Cause” shall mean “Cause” as defined in an applicable employment agreement, or if no such agreement exists or no definition for “Cause” (or similar term) is contained in such agreement, shall mean the occurrence of any one or more of the following events unless, to the extent capable of correction, Participant fully corrects the circumstances constituting Cause within 30 days after receipt of a notice of termination:
(i)    Participant’s willful failure to substantially perform his duties with the Company and its Affiliates (other than any such failure resulting from Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a notice of termination for Good Reason), after a written demand for performance is delivered to Participant by the Board, which demand specifically identifies the manner in which the Board believes that Participant has not performed his duties;

(ii)    Participant’s commission of an act of fraud or material dishonesty resulting in reputational, economic or financial injury to the Company and its Affiliates;
(iii)    Participant’s commission of, including any entry by Participant of a guilty or no contest plea to, a felony or other crime involving moral turpitude;
(iv)    a material breach by Participant of his fiduciary duty to the Company and its Affiliates which results in reputational, economic or other injury to the Company and its Affiliates; or
(v)    Participant’s material breach of Participant’s obligations under a written agreement between the Company (or an Affiliate) and Participant, including without limitation, a material breach of the Fifth Amended and Restated Operating Agreement of Switch, Ltd.
(b)    “Good Reason” shall mean “Good Reason” as defined in an applicable employment agreement, or if no such agreement exists or no definition for “Good Reason” (or similar term) is contained in such agreement, shall mean the occurrence of any one or more of the following events without Participant’s prior written consent, unless the Company and its Affiliates fully correct the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:
(i)    a material diminution in Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company and its Affiliates promptly after receipt of notice thereof given by Participant;
(ii)    the Company’s (or its Affiliate’s) material reduction of Participant’s base salary, as the same may be increased from time to time;
(iii)    a material change in the geographic location at which Participant must perform his services which shall, in any event, include only a relocation by more than 25 miles from its existing location as of the Grant Date; or
(iv)    the Company’s (or its Affiliate’s) material breach of this Agreement.
Notwithstanding the foregoing, Participant will not be deemed to have resigned for Good Reason unless (1) Participant provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Participant to constitute Good Reason within 60 days after the date of the occurrence of any event that Participant knows or should reasonably have known to constitute Good Reason, (2) the Company (or an Affiliate) fails to cure (to the extent capable of cure) such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of Participant’s termination for Good Reason occurs no later than 60 days after the expiration of such cure period.
(c)    “Qualifying Termination” shall mean a termination of Participant’s service with the Company and its Affiliates by the Company (or an Affiliate) without Cause, by Participant for Good Reason or due to Participant’s death or disability.

ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT
2.1    Vesting; Forfeiture.
(a)    Subject to Sections 2.1(b) and 2.1(c), (i) the RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated and (ii) in the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited.
(b)    If a Qualifying Termination occurs, then any then-unvested RSUs will vest in full, subject to Participant’s timely execution and non-revocation of a general release of claims against the Company and its Affiliates in a form prescribed by the Company in its sole discretion.
(c)    If either a Change in Control and/or Sale of the Company (as defined in the Fourth Amended and Restated Operating Agreement of Switch, Ltd.) occurs, and Participant remains in continuous service with the Company and its Affiliates until immediately prior to such event, then any then-unvested RSUs will vest in full as of immediately prior to such event.
(d)    Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the RSU with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
2.2    Settlement.
(a)    RSUs and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than 60 days after the RSU’s vesting date.
(b)    Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(c)    If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.
ARTICLE III.
TAXATION AND TAX WITHHOLDING
3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this

Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2    Tax Withholding.
(a)    The Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award (including the RSUs or Dividend Equivalents) in satisfaction of any applicable withholding tax obligations. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.
(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and the Dividend Equivalents, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the RSUs or Dividend Equivalents. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and the Affiliates do not commit and are under no obligation to structure the RSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
OTHER PROVISIONS
4.1    Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.7    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. The parties acknowledge that the consideration set forth in this Agreement is in full satisfaction of the obligations of Switch, Ltd. under Section 5.4.2 of that certain LTIP Incentive Unit Award Agreement by and between Participant and Switch, Ltd. effective as of September 7, 2017.
4.8    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.9    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
4.10    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.
4.11    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
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